Exhibit 99.1

La Rosa Announces Pricing of Initial Public Offering and Nasdaq Listing

Celebration, FL October 10, 2023 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate companies, today announced the pricing of its underwritten initial public offering of 1,000,000 shares of common stock at an initial public offering price of $5.00 per share. The gross proceeds from the offering, before underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be $5,000,000. In addition, the Company has granted the underwriters a 45-day option to purchase up to 150,000 additional shares of common stock at the initial public offering price, less the underwriting discount.

The shares are expected to begin trading on The Nasdaq Capital Market on October 10, 2023 under the ticker symbol "LRHC". The offering is expected to close on October 12, 2023, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds of the initial public offering for general corporate purposes, which may include financing growth by acquiring more agents at a faster pace, repayment of debt, developing new services, acquisitions of controlling interest in a number of the Company’s franchisees, the acquisition of other independent real estate brokerages, title insurance agencies, mortgage brokerages and other complementary businesses, general operating expenses and the purchase and acquisition of proprietary technology.

Advisor Details

Alexander Capital L.P. is acting as sole book-running manager for the offering. Sichenzia Ross Ference Carmel LLP served as counsel to the Company. Pryor Cashman LLP served as counsel to the underwriters.

The securities described above are being offered by La Rosa pursuant to a registration statement on Form S-1, as amended (File No. 333-264372) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 4, 2023. The offering is being made only by means of a prospectus forming a part of the effective registration statement. A copy of the final prospectus related to the offering, when available, may be obtained from Alexander Capital L.P., 10 Drs James Parker Boulevard #202, Red Bank, NJ  07701, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com or by logging on to the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

La Rosa Holdings Corp.

La Rosa is a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate companies. In addition to providing person-to-person residential and commercial real estate brokerage services to the public, the Company cross-sells ancillary technology-based products and services primarily to its sales agents and the sales agents associated with their franchisees. La Rosa’s business is organized based on the services they provide internally to their agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, and property management. La Rosa has five La Rosa Realty corporate real estate brokerage offices located in Florida, 28 La Rosa Realty franchised real estate brokerage offices in six states in the United States and Puerto Rico. The Company’s real estate brokerage offices, both corporate and franchised, are staffed with more than 2,380 licensed real estate brokers and sales associates.

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and La Rosa does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:
Crescendo Communications, LLC
David Waldman/Natalya Rudman
Tel: (212) 671-1020
Email: LRHC@crescendo-ir.com